As filed with the Securities and Exchange Commission on November 6, 2012

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIVIO HOLDINGS, CORP.

(Exact name of registrant as specified in its charter)

Nevada	3751	99-0376273
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Serafimovicha Street, 2-125

Moscow, Russia 119072

Tel:  (702) 425 8993

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle - Suite 400

Henderson, Nevada 89074

 (702) 866-2500

 (Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

pg. 1

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered (1)		per Share		Offering Price	Registration Fee
Common Stock, $0.001 per share	3,000,000	(2)	$0.03	(3)	$90,000	$10.31

TOTAL	3,000,000		$-		$90,000	10.31

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

(3) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

pg. 2

PRELIMINARY PROSPECTUS

DIVIO HOLDINGS, CORP.

3,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 3,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by Divio Holdings, Corp., a Nevada company (“we”, “us”, “our”, “Divio Holdings”, “Company” or similar terms). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 180 day period or extend the offering for up to 90 days following the expiration of the 180-day offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 3,000,000 shares is a “best efforts” offering, which means that our officers and sole director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.03 per share for the duration of the offering.  There is no minimum number of shares required to be sold to close the offering.  Proceeds from the sale of the shares will be used to fund the initial stages of our business development.  We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter.  Our officers and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market.  We have arbitrarily determined the offering price of $0.03 per share in relation to this offering.  The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.  After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board.  We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 7 before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2012.

pg. 3

 The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Until _____, 2012 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

pg. 4

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Tap Resources” refer to Divio Holdings, Corp. unless the context otherwise indicated.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Divio Holdings, Corp. was incorporated on February 27, 2012, under the laws of the State of Nevada, for the purpose of operating a used motorcycle purchase and resale business.  We are a development stage company that has not realized any revenues to date, and our accumulated deficit as of August 31, 2012 is $139.  Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s principal offices are located at Serafimovicha Street, 2-125, Moscow, Russia 119072.

We are in the early stages of developing our business, which is to purchase used motorcycles in the U.S. and resell them in Russia.  Our plan of operations over the 12 month period following successful completion of our offering of $90,000 is to use (i) $4,000 to open and set up an office, (ii) $4,000 to create a website, (iii) $13,000 to engage in initial marketing and promotion of our business, (iv) $30,000 to purchase used motorcycles, (v) $12,000 to pay a salary to Evgeny Donskoy, our President and sole director, (vi) $15,000 of legal and accounting fees and (vii) $10,000 for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended, and (vii) $2,000 on miscellaneous expenses (See “Business of the Company” and “Plan of Operations”.)

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our officers and sole director.  We received our initial funding of (i) $3,000 through the sale of common stock to our President and director, who purchased 3,000,000 shares of common stock at $0.001 per share, and (ii) $500 through the sale of common stock to our Secretary, who purchased 500 shares of common stock at $0.001 per share

Our financial statements from inception on February 27, 2012 through August 31, 2012 report no revenues and a net loss of $139. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Neither Evgeny Donskoy, our President and sole director, nor Alexey Didenko our Secretary, agreed to serve as an officer or director of the Company at least in part due to a plan, agreement or understanding that he and she, respectively, would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity, and each of Mr. Donskoy and Mr. Didenko also confirms that he has no such present intention.

pg. 5

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 11 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our two officers and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

pg. 6

THE OFFERING

Securities offered:	3,000,000 shares of common stock, par vale $0.001 per share.

Offering price:	$0.03 per share

Duration of offering:	The 3,0000,000 shares of common stock are being offered for a period of 16 months.

Net proceeds to us:	$90,000, less estimated offering registration costs of $10.31, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 14.

Shares outstanding prior to offering:	3,500,000

Shares outstanding after offering:	6,500,000

Registration costs:	We estimate our total offering registration costs to be $10,000.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from February 27, 2012 (Inception) to August 31, 2012.    Our working capital as at August 31, 2012 was $2,861.

August 31, 2012 ($)
Financial Summary (Audited)
Cash and Deposits	8,636
Total Assets	8,636
Total Liabilities	5,775
Total Stockholder’s Equity	8,636

Accumulated From February 27, 2012
(Inception) to August 31, 2012 ($)

Statement of Operations
Total Expenses	139
Net Loss for the Period	139
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

pg. 7

RISKS RELATING TO OUR BUSINESS

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on February 27, 2012 and have very limited operations. We have not realized any revenues to date. Our proposed business to purchase and resell used motorcycles is under development, and we are not ready to be offered to customers.  We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to August 31, 2012 is $139. Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development and marketing of our proposed services. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, LBB & Associates Ltd., LLP, state in their audit report, dated September 27, 2012 and included herein, that we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations. As a result, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all likelihood, continue to incur expenses without significant revenues into the foreseeable future until our services gains significant popularity. Our only source of funds to date has been the sale of our common stock to our two officers. Because we cannot currently assure anyone that we will be able to generate enough interest in our services, or that we will be able to generate any significant revenues or income, the identification of new sources equity financing becomes significantly more difficult. If we are successful in closing on any new financing, existing investors will experience substantial dilution. The ability to obtain debt financing is also severely impacted, and likely not even feasible, given that we do not have revenues or profits to pay interest or repay principal.

As a result, if we are unable to obtain additional financing at this stage in our operations, our business will fail and you may lose some or all of your investment in our common stock.

We anticipate that we will not be able to offer used motorcycles for approximately 3 to 5 months from the date hereof, assuming successful completion of this offering.

In particular, financing in addition to our offering of shares of common stock for proceeds of $90,000 mentioned in the prior paragraph, will be required in the event that:

• the actual expenditures required to be made are at or above the higher range of our estimated expenditures;

• we incur unexpected costs in completing the development of our services or encounter any unexpected difficulties;

• we incur delays and additional expenses related to the development of our services or a commercial market for our services;

• we are unable to create a substantial market for our services; or

• we incur any significant unanticipated expenses.

pg. 8

If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures, which includes the $90,000 that we will need to raise in addition to this offering, to complete the development and launch our used motorcycle purchase and resale business beyond the incipient stages it is in now. If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

Our business model may not be sufficient to ensure our success in our intended market.

Our survival is currently dependent upon the success of our efforts to gain market acceptance in Russia of our used motorcycles that we purchase for resale that will ultimately represent a very small segment in our targeted industry when it is completed.  Should our target market not be as responsive to our services as we anticipate, we may not have in place alternate services or products that we can offer to ensure our survival.

The markets that we will serve are subject to changing customer requirements frequent new product introductions and evolving industry standards that may render our proposed used motorcycle resale business obsolete from time-to-time.  As a result, our market position could be eroded rapidly by advancements by competitors.  It

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Evgeny Donskoy for all of our operations. The loss of Mr. Donskoy would have a substantial negative effect on our company and may cause our business to fail. Mr. Donskoy has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues.  There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms.  The loss of Mr. Donskoy’s services could prevent us from completing the development of our plan of operation and our business.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

 We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have not completed the development of our services and have yet to generate revenues. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed used motorcycle resale business services will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Evgeny Donskoy, to build our customer base.  Our company has no prior experience which it can rely upon in order to garner its first prospective customers to purchase used motorcycles.  Prospective customers will be less likely to use our business to purchase a used motorcycle than a competitor’s because we have no prior experience in our industry.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for our used motorcycles.  We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide used motorcycles demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets.  We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and we may not have adequate creative management and resources to enable us to take advantage of those advances.

pg. 9

Our two officers and sole director are engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

Our two officers and sole director have existing responsibilities and have additional responsibilities to provide management and services to other entities.  Evgeny Donskoy, our President, Secretary and sole director, currently owns and operates his own motorcycle parts business, and Alexey Didenko, our Secretary, currently operates his own hardware store.  We initially expect each of Mr. Donskoy and Mr. Didenko to spend approximately 20 hours a week on the business of our company.  As a result, demands for the time and attention from Messrs. Donskoy and Didenko from our company and other entities may conflict from time to time.  Because we rely primarily on Mr. Donskoy to maintain our business contacts and to promote our services, his limited devotion of time and attention to our business may hurt the operation of our business.

Our two officers and sole director reside in Russia and are not residents of the United States, which means that it may be difficult to enforce any judgments against them.

Shareholders may have difficulty enforcing any potential claims against us because Evgeny Donskoy, our President Treasurer and a director, and Alexey Didenko, our Secretary reside outside the United States.  Obtaining discovery in a lawsuit against us would require the cooperation of Messrs. Donskoy and Didenko.  If a shareholder desired to sue Mr. Donskoy or Mr. Didenko (as distinguished from us, the Company), shareholders would have to serve summonses and complaints on Mr. Donskoy and Mr. Didenko, personally.  Even if personal service is accomplished and a judgment is entered against Mr. Donskoy and/or Mr. Didenko, the shareholder would then have to locate the assets of Mr. Donskoy and/or Mr. Didenko, and register the judgment in the jurisdiction where the assets are located.

Current management’s lack of experience in and with the used motorcycle business means that it is difficult to assess, or make judgments about, our potential success.

Our two officers and sole director have no prior experience with or ever been employed in a job involving purchasing and reselling motorcycles.  Additionally, our two officers and sole director do not have a college or university degree, or other educational background in business or sales-related fields.  More specifically, our two officers and sole director lacks training and experience with purchasing and reselling used motorcycles or vehicles.  With no direct training or experience in the used motorcycles, our two officers and sole director may not be fully aware of many of the specific requirements related to purchasing and reselling used motorcycles.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our two officers’ and sole director’s future possible mistakes, lack of sophistication, judgment or experience in purchasing and reselling used motorcycles.

Investors will have little voice regarding the management of our company due to the large ownership position held by our existing management and thus it would be difficult for new investors to make changes in our operations or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders, including the election of directors.

Mr. Donskoy, our President, Treasurer and sole director, currently owns approximately 85.7% of our issued and outstanding shares of common stock, and Alexey Didenko owns approximately 14.3% of our issued and outstanding shares of common stock.  Accordingly, Mr. Donskoy, as our majority stockholder, may ultimately exercise complete control over the company and have the ability to make decisions regarding, (i) whether to issue common stock and preferred stock, including decisions to issue common and preferred stock to himself; (ii) employment decisions, including his own compensation arrangements, (iii) the appointment of all directors; and (iv) whether to enter into material transactions with related parties. If we are successful in completing the Maximum Offering he will own 46.1% of the company’s issued and outstanding common stock, and is still in a position to significantly influence control of the Company.  Together with Mr. Didenko’s shares, management will control 53.8% of the voting securities of the Company.  If we close our offering with less than the Maximum Offering, his percentage ownership is even higher. Such control may be risky to the investor because our company’s operations are dependent on a very few people who could lack ability, or interest in pursuing our operations. In such event, our business may fail and you may lose your entire investment.  Moreover, investors will not be able to effect a change in the Company’s board of directors, business or management.

pg. 10

We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  Although we believe that the approximately $8,500 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly.  Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

pg. 11

Our President and sole director, Evgeny Donskoy, and our Secretary, Alexey Didenko, lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.  Neither of Mr. Donskoy nor Mr. Didenko has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

RISKS ASSOCIATED WITH OUR COMMON STOCK

Our stockholders may not be able to resell their stock due to a lack of public trading market.

There is presently no public trading market for our common stock, we have not applied for a trading symbol or quotation, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon completion of this offering.  However, there can be no assurance that our shares of common stock will be quoted on the OTC Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”.  A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC Bulletin Board. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a “penny stock.”  In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $5,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

pg. 12

Investors that need to rely on dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares of common stock.  At present, there are 3,500,000 issued and outstanding shares of common stock, and if we are successful in completing the Maximum Offering there will be 6,500,000 shares outstanding.   Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our common shares.

All of our assets and our sole officer and director are located outside of the United States. This may cause any attempts to enforce liabilities under the us securities and bankruptcy laws to be very difficult.

Currently, all of our assets are either located or controlled in Russia.   Additionally, Mr. Donskoy, our President, Treasurer and sole director, also resides in Russia. This is likely to remain so for at least the next 12 months.  Therefore, any investor who attempts to enforce against the company or against Mr. Donskoy liabilities that accrue under U.S. securities laws or bankruptcy laws will face the difficulty of complying with local laws in these countries, with regards to enforcement of foreign judgments. This could make it impracticable or uneconomic to enforce such liabilities.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 3,000,000 shares of common stock will be immediately available for our use and will not be returned to investors.  We do not have any arrangements to place the funds received from our offering of 3,000,000 shares of common stock in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds.  As such, it is possible that a creditor could attach your subscription funds which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States.  Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

pg. 13

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis:  no minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $0.03.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering (1)	$22,500	$45,000	$67,500	$90,000
Legal and Professional fees	$15,000	$15,000	$15,000	$15,000
Costs associated with being a publicly reporting company	$7,500	$10,000	$10,000	$10,000
Office set up		$2,500	$3,000	$4,000
Website development		$2,500	$3,000	$4,000
Marketing campaign		$8,000	$10,000	$13,000
Purchase of motorcycles		$6,000	$19,500	$30,000
Salary		-	$6,000	$12,000
Other expenses		$1,000	$1,000	$2,000

(1) Expenditures for the 12 months following the completion of this offering.  The expenditures are categorized by significant area of activity.

The above figures represent only estimated costs.

We will establish a separate bank account and all proceeds will be deposited into that account.  If necessary, Evgeny Donskoy, our President, Treasurer and sole director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

Estimated costs of this offering of approximately $15,000 consist of $10,000 legal fees, $3,500 auditor and accounting fees, $1,000 transfer agent fees and $500 publishing/EDGAR filing fees.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

pg. 14

PLAN OF DISTRIBUTION

This is a self-underwritten offering, and Mr. Donskoy and, our President, Treasurer and sole director, and Mr. Didenko, our Secretary, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to either of them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our two officers and  sole director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our two officers and sole director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our two officers and sole director are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

4. Our two officers and sole director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) each of them is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our two officers and sole director do not intend to purchase any shares in this offering.

Terms of the Offering

We are offering a total of 3,000,000 shares of our common stock in a self-underwritten public offering, with no minimum purchase requirement.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 16 months. At the discretion of our board of directors, we may discontinue the offering before expiration of the 16-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

pg. 15

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

 DESCRIPTION OF BUSINESS

General

We were incorporated on February 27, 2012 in the State of Nevada.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  Since incorporation, we have not made any significant purchase or sale of assets.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.  We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by two officers and sole director.  We received our initial funding of $3,000 through the sale of common stock to Evgeny Donskoy, our President, Treasurer  and sole director, who purchased 3,000,000 shares at $0.001 per share.  Mr. Donskoy, and Alexey Didenko, our Secretary, work from and operate our business primarily in Russia.

Our financial statements from inception on February 27, 2012 through our first fiscal period ended August 31, 2012 report no revenues and a net loss of $139.  Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the business of purchase and selling used motorcycles.  We intend to use the net proceeds from this offering to develop our business operations.  To implement our plan of operations we require a minimum funding of $45,000 for the next twelve months.  After twelve months period we may need additional financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements.  Evgeny Donskoy, our President, Treasurer and sole director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

pg. 16

On September 1, 2012 we purchased one motorcycle for resale. We have no revenues and have incurred losses since inception. Our business office is located at Serafimovicha Street, 2-125, Moscow, Russia 119072. Our telephone number is (702) 425-8993.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;

2. Development of our business plan; amd

3. Purchasing of motorcycle for resale.

Product Description

We intend to buy used motorcycled in the United States and resell them in Russia. We plan to specialize in the Western part of Russia. Our sole officer and director, Evgeny Donskoy, has worked as motorcycle parts distributor for many years. We will rely on his knowledge and expertise of importing used motorcycles to Russia in conducting our operations.

In most cases we will take prepayments from our clients prior to shipment of motorcycles.  Potential customers will have two options to pay: by wire transfer or by sending a check/money order.  Our customers will be responsible to cover the shipping costs, custom duties, taxes or any other additional charges that might incur.  All shipments will be 100% insured for the value of the shipping, and the insurance cost for risk of damage or loss will be customers’ responsibility.  In some cases if we have available funds we may take a partial deposit or an agreement, buy and ship a motorcycle at our own expense and risk.  In such cases we plan to charge our clients a higher price.  In addition, if we have available resources we plan to keep a small inventory of motorcycles.  This inventory will consist of the most popular models with the highest turnover rate.  On September 1, 2012 we purchased our first motorcycle for $5,500 which is currently being offered for resale.  When we do not take prepayment and buy motorcycles at our own expense there is a chance that we will not sell these motorcycles for a long period of time or never at all, which will result in loss of revenue and disruption of our business.  Our motorcycles will be offered at prices marked-up from 20% to 30% of our cost.

Suppliers of Motorcycles

We plan to purchase used motorcycles from motorcycle auctions and dealers. We intend also purchase motorcycles from private sellers in the U.S. by finding them through eBay or classified ads. We plan to hire and use the services of a part-time contractor which will be responsible for purchasing, inspection and shipment of the motorcycles.

Marketing Our Product

We plan to market our motorcycles in Russia.  Initially, our products will be promoted by our President, Treasurer and sole director, Evgeny Donskoy, though his network or persons who he knows in the motorcycle industry.  We intend to develop and maintain a database of potential clients who may want to buy used motorcycles.  We will follow up with these clients periodically and offer special discounts from time to time.  Our methods of communication will include: phone calls, email, and regular mail.  We will ask our satisfied clients for referrals.  We intend to hire an outside web designer to assist us in designing and building our website.  We will display the motorcycles and their prices which will be available for purchase on our web site.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta-tags) and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials.

To draw attention from potential customers we plan to market and advertise our company though social networking.  We intend to use these Facebook and Twitter to spread information about our motorcycles and services.  We intend to implement word of mouth advertising into our business model. We believe a huge marketing opportunity on the internet is spreading word of mouth, a form of free advertising.

pg. 17

Competition

Our competition varies by model lines, customer classification and geographic market. The principal competitive factors in our industry are the pricing and availability of products, services, delivery capabilities, customer relationships, geographic coverage and breadth of product offerings. We will compete with many local and regional motorcycle distributors and dealers, as well with private distributors. In addition, some potential clients often buy motorcycles from overseas countries by themselves and import them to Russia, and the volume of such direct purchases will likely increase in the future. Many of our competitors have greater financial resources and may be able to withstand sales or commission decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Dependence On One or a Few Major Customers

We plan on selling our used motorcycles directly to end use consumers.  Our intended offering is also priced for mass market play and revenue generation.  Therefore, we do not anticipate dependence on one or a few major customers.

Patent, trademark, license & franchise restrictions and contractual obligations & concessions.

We currently do not own any intellectual property have not obtained any copyrights, patents or trademarks in respect of any intellectual property.  Our primary protection against unauthorized use, duplication and distribution of intellectual property that we may create is copyright and trademark protection and enforcement to protect these interests. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Research and Development Activities and Costs

We have no research or development activities costs.

Employees and Employment Agreements

Our President, Treasurer and sole director, Evgeny Donskoy, and Alexey Didenko, our Secretary, are currently our only employees.  Each of Mr. Donskoy currently devotes approximately 5 hours per week to company matters. Subsequent to successful completion of this offering, each of Mr. Donskoy and Mr. Dedenko will devote approximately 20 hours per week to company matters.  There is no formal employment agreement between the Company and Mr. Donskoy or Mr. Didenko. We do not anticipate hiring any additional employees or adding additional directors for the next 12 months.

OUR EXECUTIVE OFFICES

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Bulletin Board (“OTCBB”).  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC.  Market makers are not permitted to begin quotation of a security of an issuer that does not meet this requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between the Company and any market maker regarding participation in a future trading market for our securities.

pg. 18

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus, we have one shareholder of record.

Rule 144 Shares

As of the date of this prospectus, we have issued 3,500,000 shares. Evgeny Donskoy, our President, Treasurer and sole director beneficially owns 3,000,000 shares of our common stock, and Alexey Didenko, our Secretary beneficially owns 500,000 shares of our common stock.  These shares are currently restricted from trading under Rule 144.  They will only be available for resale, within the limitations of Rule 144, to the public if:

• We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

• We have filed all Exchange Act reports required for at least 12 consecutive months; and

• If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company under the Regulations. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000.  If fewer shares at lesser value are sold, no Form 144 is required.

Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Stock Options and Warrants

We have are no outstanding stock options or warrants

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

pg. 19

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

• contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

• contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

• contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

• contains a toll-free telephone number for inquiries on disciplinary actions;

• defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

• contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide the following to the customer, prior to effecting any transaction in a penny stock:

• the bid and offer quotations for the penny stock;

• the compensation of the broker-dealer and its salesperson in the transaction;

• the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•  monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.” on page 14.

Securities authorized under equity compensation plans.

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our business development activities progress.

pg. 20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

Set up office

Time Frame: 1st- 3rd months.

Cost: $2,500- $4,000

Upon completion of the offering we plan to set up an office in Moscow, Russia, and acquire the necessary equipment to begin operations. Our President, Treasurer and sole director, Evgeny Donskoy will take care of our initial administrative duties.  We believe that it will cost at least $2,500 to set up office and obtain the necessary equipment to begin operations.  If we sell 75% of the shares offered we will buy personal computers with more advanced features that will cost us $300-$500 more than if we sell less than 75% of the shares being offered.  In this case, set up costs will be approximately $3,000. In the event we sell all of the shares offered we will buy additional and more advanced software that will help us in everyday operations and in protection of our database. We will also buy more advanced equipment; therefore the office set up cots will be approximately $4,000.

Develop Our Website

Time Frame: 3rd – 5th months.

Cost: $2,500-$4,000.

During this period, we intend to begin developing our website. Our President, Treasurer and sole director, Evgeny Donskoy will be in charge of registering our web domain.  As of the date of this prospectus we have not yet identified or registered any domain names for our website.  Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website.  We do not have any written agreements with any web designers at current time. The minimal website development costs, including site design and implementation will be approximately $2,500.  If we sell 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site than if we sell less than 75% of the shares being offered; therefore development cost will be $3,000 and $4,000 accordingly.

Marketing

Time Frame: 6th - 12th months.

Cost: $8,000-$15,000

Once our web site is operational, we will begin to market our products. Initially, our sole officer and director, Evgeny Donskoy, will look for potential customers through his network of friends and business associates in the motorcycle industry.  We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls. We also expect to get new clients from Internet, social networking websites, such as Facebook and Twitter, and “word of mouth” advertising.  We intend to spend at least $8,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

pg. 21

Even if we are able to obtain sufficient number of customers purchasing our motorcycle, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

Purchase of additional motorcycles for resale

Time Frame: 6th - 12th months.

Cost: $6,000-$40,000

If we have available funds, we plan to buy additional motorcycles during this period.  We plan to buy at least one motorcycle if we sell half of the shares in this offering, two motorcycles if we sell 75% of the shares and seven if we sell all shares in this offering.  Once we begin generating revenue, we will keep buying more motorcycles for resale. However, there is no guarantee that we will ever start selling our motorcycles and generate any revenue.

Hire a part-time contractor

Time Frame: 6th - 12th months

Costs: $6,000-12,000

Once we start selling out motorcycles or if we sell at least 75% of the shares in this offering, we plan to hire and use the services of a part-time contractor which will be responsible for purchasing, inspection and shipment of the motorcycles.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our Chief Financial Officer prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.  Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 pay for our accounting and audit requirements.

SEC FILING PLAN

We will be required to file annual and periodic reports subsequent to the effectiveness of this Form S-1.  This means that we will file documents with the United States Securities and Exchange Commission.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS FOR THE YEAR ENDED AUGUST 31, 2012

We have had no operating revenues since our inception on February 27, 2012, through August 31, 2012. Our activities have been financed from the proceeds of share subscriptions. From our inception to August 31, 2012 we have raised a total of $3,000 from private offerings of our common stock.

Total expenses in the fiscal year ending August 31, 2012 were $139 resulting in an operating loss in the fiscal year of $139.  The operating loss for the period is a result of general and administrative expenses in the amount of $139. Since inception we have incurred operating expenses of $139.  As of August 31, 2012, Evgeny Donskoy, the Company’s President, Treasurer and sole director had advanced $5,775 to the Company.  This amount is payable upon demand, unsecured, non-interest bearing, has no term.

pg. 22

LIQUIDITY AND CAPITAL RESOURCES

Our cash balance at August 31, 2012 was $8,636, and our current liabilities, consisting of a loan payable to a related party, totaled $5,775.  The related party loan was made pursuant to an oral agreement with Evgeny Donskoy, the Company’s President, Treasurer and sole director.  We believe we will be able to obtain additional similar loans from Mr. Donskoy in the future, if necessary, but have no agreement in writing with Mr. Donskoy.  Our working capital balance was therefore $2,861.  We believe our current cash and working capital balance is only sufficient to cover our expenses for the next 9-12 months.  If we cannot raise any additional financing prior to the expiration of this timeframe, we will be forced to cease operations and our business will fail.

Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of approximately $15,000 in additional cash over the next 12 months to pay for the remainder of our total offering costs, and to maintain our regulatory reporting and filings.  Other than our planned offering, we currently have no arrangement in place to cover this shortfall.

In order to achieve our stated business plan goals, we require the funding from this offering.  We are a development stage company and have generated no revenue to date.  We cannot guarantee that we will be able to sell all the shares required.  If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

There are no assurances that we will be able to obtain further funds required for our continued operations.  Even if additional financing is available, it may not be available on terms we find favorable.  At this time, there are no anticipated sources of additional funds in place.  Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception.  As of August 31, 2012, the Company had accumulated losses of $139.  Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $139 as of August 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

pg. 23

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of  three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the period have been made, and all adjustments are of a normal recurring nature.

Financial Instruments

The carrying value of the Company’s  financial  instruments  approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company’s fiscal year end is August 31.

Recent accounting pronouncements

We have reviewed all the recent and not yet effective accounting pronouncements issued through the date of these financial statements, and we do not believe any of these pronouncements will have a material impact on the Company.

pg. 24

Revenue Recognition

The Company will recognize revenue in accordance with ASC Topic 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $-0- in advertising costs during the period February 27, 2012 (inception) to August 31, 2012.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and Officers currently serving our Company is as follows:

Name	Age	Positions and Offices

Evgeny Donskoy (1)	36	President, Treasurer and director

Alexey Didenko (1)	36	Secretary

(1) c/o Divio Holdings, Corp., Serafimovicha Street, 2-125, Moscow, Russia 119072.

The directors named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Evgeny Donskoy

Evgeny Donskoy has acted as President and Treasurer since March 19, 2012 our sole director since our formation on February 27, 2012.  He also acted as our Secretary from March 19, 2012 until September 18, 2012.  Since 2005 Mr. Donskoy has owned and operates MosMoto Ltd, a private company distributing spare parts for motorcycles. Mr. Donskoy’s entrepreneurial desire evidenced by his ideas which led to the establishment of our business, and his experience in the motorcycle parts business led to our conclusion that Mr. Donskoy should be serving as a member of our Board of Directors in light of our business and structure.

Alexey Didenko

Alexey Didenko has acted as our Secretary since September 18, 2012.  Since 2000, Mr. Didenko has owned and operated a hardware store, Ust-Orda, Russia.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to its sole director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

pg. 25

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Other than our officers and sole director, we currently have no other significant employees.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director.  The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee.  The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees.  Thus, there is a potential conflict of interest in that our sole director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our sole director and Alexey Didenko, one of our two officers who is also not a director.  We are not aware of any other conflicts of interest with any of our executive officers or sole director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Non-Equity
Name and						Incentive	Nonqualified
Principal				Stock	Option	Plan	Deferred	All Other
Position	Year	Salary($)	Bonus($)	Awards($)	Awards($)	Compensation($)	Compensation($)	Compensation($)	Total($)
Evgeny Donskoy (1)	2012	0	0	0	0	0	0	0	0

(1) Serves as President, Treasurer and director.

 None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for businesses similar to ours.

pg. 26

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any of its officers and directors.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of August 31, 2012:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)
Evgeny Donskoy (1)	0	0	0	0	0	0	0

(1) Serves as President, Treasurer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,500,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

	Name and Address	Number of Shares
Title of Class	of Beneficial Owner	Owned Beneficially	Percent of Class Owned

Common Stock:	Mr. Evgeny Donskoy; President, Treasurer and director (1)	3,000,000	85.7%

Common Stock:	Alexey Didenko, Secretary, Treasurer and director (1)	500,000	14.3%

All executive officers and directors as a group (2 persons)		3,500,000	100%

(1) c/o Divio Holdings, Corp., Serafimovicha Street, 2-125, Moscow, Russia 119072.

pg. 27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 22, 2012, we offered and sold 3,000,000 shares of common stock to Evgeny Donskoy, our President, Treasurer and sole director, at a purchase price of $0.001 per share, for aggregate proceeds of $3,000.

On September 18, 2012, we offered and sold 500,000 shares of common stock to Alexey Dindenko, our Secretary,, at a purchase price of $0.001 per share, for aggregate proceeds of $500.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

 We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering.  This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement.  For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.  The address of the site is www.sec.gov.

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

LBB & Associates Ltd., LLP, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIVIO HOLDINGS, CORP.

pg. 28

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Divio Holdings, Corp.

(A Development Stage Entity)

Henderson, NV

We have audited the accompanying balance sheet of Divio Holdings, Corp. (the “Company”) as of August 31, 2012, and the related statements of operations, stockholder’s equity, and cash flows for the period from February 27, 2012 (inception) through August 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Divio Holdings, Corp. as of August 31, 2012, and the results of its operations and its cash flows for period from February 27, 2012 (inception) through August 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2013 raise substantial doubt about its ability to continue as a going concern. The 2012 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

September 27, 2012

pg. 29

DIVIO HOLDINGS, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET

August 31, 2012
ASSETS
Current Assets
Cash	$ 8,636
Total Current Assets	8,636
TOTAL ASSETS	$ 8,636
LIABILITIES
Loans from Shareholders	$ 5,775
Total Current Liabilities	5,775
TOTAL LIABILITIES	5,775
STOCKHOLDER’S EQUITY
Common stock, par value $0.001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	3,000
Deficit accumulated during the development stage	(139)
TOTAL STOCKHOLDER’S EQUITY	2,861
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 8,636

See accompanying notes to financial statements

pg. 30

DIVIO HOLDINGS, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 27, 2012 (INCEPTION) TO AUGUST 31, 2012

EXPENSES
General & Administrative Expenses	$ 139
TOTAL EXPENSES	139
NET LOSS FROM OPERATIONS	(139)
PROVISION FOR INCOME TAXES	-
NET LOSS	$ (139)
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	129,032

See accompanying notes to financial statements

pg. 31

DIVIO HOLDINGS, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM FEBRUARY 27, 2012 (INCEPTION) TO AUGUST 31, 2012
	Common Stock		Deficit Accumulated during the Development	Total Stockholder’s Equity
	Shares	Par Value

Balance at February 27, 2012	-	$ -	$ -	$ -
Proceeds from sale of shares	3,000,000	3,000	-	3,000
Net loss for the period ended August 31, 2012	-	-	(139)	(139)

Balance at August 31, 2012	3,000,000	$3,000	$ (139)	$ 2,861

See accompanying notes to financial statements

pg. 32

DIVIO HOLDINGS, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 27, 2012 (INCEPTION) TO AUGUST 31, 2012

Cash Flows used by Operating Activities
Net loss	$ (139)
Net Cash used by Operating Activities	(139)

Cash Flows provided by Financing Activities
Loans from Shareholders	5,775
Sale of Common Shares	3,000
Net Cash provided by Financing Activities	8,775

Increase in Cash and Cash Equivalents	8,636
Cash and Cash Equivalents at Beginning of Period	-
Cash and Cash Equivalents at End of Period	$ 8,636

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes to financial statements

pg. 33

DIVIO HOLDINGS, CORP.

(A Development Stage Company)

Notes to Financial Statements

August 31, 2012

1. ORGANIZATION AND BUSINESS OPERATIONS

Divio Holdings, Corp. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on February 27, 2012.  The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915,  “Development Stage Entities”. We intend to commence operations in the business of selling used motorcycles. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $139 as of August 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the period have been made, and all adjustments are of a normal recurring nature.

pg. 34

Financial Instruments

The carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is August 31.

Recent accounting pronouncements

We have reviewed all the recent and not yet effective accounting pronouncements issued through the date of these financial statements, and we do not believe any of these pronouncements will have a material impact on the Company.

Revenue Recognition

The Company will recognize revenue in accordance with ASC Topic 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

pg. 35

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $-0- in advertising costs during the period February 27, 2012 (inception) to August 31, 2012.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. On August 23, 2012, the Company issued 3,000,000 shares of common stock to a director of the Company at a price of $0.001 per share for total cash proceeds of $3,000.

4. INCOME TAXES

Income taxes are accounted for under the assets and liability method.  Deferred  tax  assets  and  liabilities are recognized for the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing assets and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

The Company had a change in its deferred tax asset valuation allowance of approximately $100 during the period.  The ending valuation allowance approximates $100. The resulting deferred tax asset, net of the allowance, is $0 as of August 31, 2012.

As of August 31, 2012, the Company had net operating loss carry forwards of $139 that may be available to reduce future years’ taxable income through 2032.

5. RELATED PARTY TRANSACTIONS

As of August 31, 2012 a Director had loaned the Company $5,775.  The loan is non-interest bearing, due upon demand and unsecured.

On August 23, 2012, the Company sold 3,000,000 shares of common stock at a price of $0.001 per share to a Director.

6. SUBSEQUENT EVENTS

On September 18, 2012 the Company issued 500,000 of the Company’s common shares to an officer at par value for $500.

pg. 36

PROSPECTUS

DIVIO HOLDINGS, CORP.

3,000,000 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2012 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 6, 2012

pg. 37

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling stockholders.

Amount
Item	(US$)
SEC Registration Fee	$10.31
Transfer Agent Fees	1,000.00
Legal Fees	10,000.00
Accounting and Auditing Fees	3,500.00
Printing/Edgar filing Costs	500.00
TOTAL	$15,010.31

 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by Nevada law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

pg. 38

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

• indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

• advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

• obtain directors’ and officers’ insurance.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration.

On August 22, 2012, we offered and sold 3,000,000 shares of common stock to Evgeny Donskoy, our President, Treasurer and sole director, at a purchase price of $0.001 per share, for aggregate proceeds of $3,000.  The Company made the offering to Mr. Donskoy pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), where the offering was made to a non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., and where offering restrictions were implemented.

On September 18, 2012, we offered and sold 500,000 shares of common stock to Alexey Dindenko, our Secretary,, at a purchase price of $0.001 per share, for aggregate proceeds of $500.  The Company made the offering to Mr. Didenko pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), where the offering was made to a non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., and where offering restrictions were implemented.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant
3.2	Bylaws of Registrant
10.1	Form of Subscription Agreement with officers and director of Registrant
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of LBB & Associates Ltd., LLP

pg. 39

 UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

pg. 40

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Moscow, Russia, on November 6, 2012.

DIVIO HOLDINGS, CORP. (Registrant)

By:	/s/ Evgeny Donskoy
Name: Evgeny Donskoy,
Title: President and Treasurer
(principal exertive officer, principal financial officer, and principal accounting officer)

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evgeny Donskoy, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Divio Holdings, Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Evgeny Donskoy
Evgeny Donskoy	President and Treasurer (principal exertive officer, principal financial officer, and principal accounting officer)	November 6, 2012

pg. 41

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of Registrant
3.2	Bylaws of Registrant
10.1	Form of Subscription Agreement with officers and director of Registrant
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of LBB & Associates Ltd., LLP

pg. 42